UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2021

SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. I

(Exact name of registrant as specified in its charter)

Commission file number: 001-40558

Cayman Islands	98-1586159
(State of incorporation)	(I.R.S. Employer Identification No.)

2850 W. Horizon Ridge Parkway, Suite 200 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(650)-521-9007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value per share	DNAA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

Social Capital Suvretta Holdings Corp. I (the “Company”) is filing this Amendment No. 1 (this “Amendment”) to its Current Report on Form 8-K, as originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 9, 2021 (the “Original Form 8-K”), related to its initial public offering date of July 2, 2021, to amend and restate the Company’s audited balance sheet and accompanying footnotes as of July 2, 2021, as further described below.

The information in this Amendment is presented as of the filing date of the Original Form 8-K and does not reflect events occurring after that filing date or modify or update disclosures in any way other than as required to reflect the restatement as described below. Accordingly, this Amendment should be read in conjunction with the Company’s other filings with the SEC subsequent to the date on which it filed the Original Form 8-K.

The Company is filing this Amendment to reflect a restatement of the Company’s audited balance sheet as of July 2, 2021, to correct previously disclosed errors in the Company’s accounting for complex financial instruments.

Background of Restatement

As previously disclosed, the Company concluded it was appropriate to restate the presentation of Class A ordinary shares subject to possible redemption to reflect the redeemable Class A ordinary shares, par value $0.0001 per share (the “Public Shares”), issued in the Company’s initial public offering within temporary equity after determining the Public Shares redemption feature is not solely within the control of the Company. In accordance with Accounting Standards Codification (“ASC”) 480, paragraph 10-99, redemption provisions not solely within the control of the Company require ordinary share subject to redemption to be classified outside of permanent equity. In the Original Form 8-K, the Company recorded the Public Shares subject to possible redemption to be equal to the redemption value, while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001, thus recording a portion of the Public Shares as permanent equity. The restatement resulted in an adjustment to the initial carrying value of the Class A ordinary shares subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A ordinary shares. Refer to Note 2, Restatement of Previously Issued Financial Statement of this Form 8-K/A for additional information and for the summary of the accounting impacts of these adjustments to the Company’s balance sheet as of July 2, 2021.

The Company previously identified a material weakness in internal controls related to the accounting for complex financial instruments. As a result of the restatement described above, the Company has concluded that there was a material weakness in the Company’s internal control over financial reporting at the time the abovementioned financial statement was issued, and its disclosure controls and procedures were not effective at the time the abovementioned financial statement was issued.

Item 8.01	Other Events.

On July 2, 2021, Social Capital Suvretta Holdings Corp. I (the “Company”) consummated its initial public offering (the “IPO”) of 25,000,000 Class A ordinary shares of the Company, par value $0.0001 per share (each, an “Ordinary Share”, and the Ordinary Shares sold in the IPO, the “Public Shares”), including the issuance of 3,000,000 Public Shares as a result of the underwriters’ partial exercise of their over-allotment option, at a price of $10.00 per Public Share, generating gross proceeds (before underwriting discounts and commissions and offering expenses) to the Company of $250,000,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 640,000 Ordinary Shares (the “Private Placement Shares”) at a price of $10.00 per Private Placement Share to the Company’s sponsor, SCS Sponsor I LLC, generating gross proceeds to the Company of $6,400,000.

A total of $250,000,000, comprised of proceeds from the IPO and the sale of the Private Placement Shares, was placed in a U.S.-based trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. An audited balance sheet as of July 2, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the Private Placement Shares has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Audited Balance Sheet, as of July 2, 2021 (as restated)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. I

By:	/s/ James Ryans
James Ryans
Chief Financial Officer

Dated: May 20, 2022